Exhibit 4.13

Tianshan Rural Commercial Bank
TIANSHAN RURAL COMMERCIAL BANK

Enterprise working capital loan contract

(Version 2021 edition)

Xinjiang Tianshan Rural Commercial Bank Co., Ltd

Part two, special terms

Article 2 8 the covenant

28.1 The Lender

name	Xinjiang Tianshan Rural Commercial Bank Co., Ltd. [Tianshan District Sub-branch]
certificate type	business license	ID Number	[*]
Legal representative / responsible person	Guoliang Yang	Business contact person	[*]
postal address	251 South Road
zip code	830000	contact number	[*]
fax NO	/	Other modes of communication	/

28.2 The Borrower

Borrower name	Xinjiang United Family Trading Co., Ltd
certificate type	business license	ID Number	[*]
legal representative	Baolin Wang	accredited representative
postal address	[*]
zip code	830000	contact number	[*]
fax NO	/	mail box	/

28.3 The Guarantor

Name of mortgagor	/
/
/
Name of the pledgee	/
/
/

Name of guarantor	Li Gang Xiong Ying
/

Article 29, loan details

Loan types	Corporate working capital loans

value of loan	the capital form of a Chinese numeral	RMB three million only
	the ordinary form of a Chinese numeral	RMB 3,000,000 only
credit period	A total of [12] months	From [November 15,2023] To [November 14,2024]
intended use of the loan	[ P a ying a d v e r t i s i n g f e e ]
lending rate	Interest calculation method	Calculated as simple interest
	Interest rate type	[Fixed rate] (Fixed rate / floating rate). If it is the floating rate, the interest rate adjustment cycle is [ (Immediate adjustment / monthly / quarterly / half-year / year).
	exercise rate	The loan prime rate (LPR) issued by the People's Bank of China is the pricing benchmark [plus 205 basis points], and the current LPR is [3.45%], so the annual interest rate is [5.5%]

Article 30, repayment method

30.1	The Borrower and the Lender agree to pay the principal and interest in the following way [30.1.2]:

30.1.1	The interest shall be repaid to the principal and interest of the loan in a lump sum upon maturity.

30.1.2	Settlement by [month] (month / quarter / year) and repayment at maturity.

30.1.3	Pay the interest by [ ] (month / quarter / year), repay the principal in [ ] times, and the specific repayment time and amount is as follows:

order numbe	Repayment time	Amount of repayment principal
1	/	/
2	/	/
3	/	/
4	/	/
5	Date	Yuan

30.1.4	[/] (average principal / average principal) repayment, and the first repayment amount is [/] Yuan, the average monthly repayment amount is [/] yuan, the specific repayment details are attached to the list.

30.1.5.	Other repayment methods: [/].

30.2	The borrower shall designate the following accounts as accounts for loan issuance, fund withdrawal and principal and interest repayment:

30.2.1	Loan issuance account;

Account name: [Xinjiang United Family Trading Co., Ltd.]

Account number: [*]

Opening Bank: [Tianshan District Sub-branch]

line number: [  ]

30.2.2	Fund withdrawal account (project capital corresponding to the loan ratio of the lender [ ]; through [%] of operating or rental revenue deposited into the account):

Account name: [Xinjiang United Family Trading Co., Ltd.]

Account number: [*]

Opening Bank: [Tianshan District Sub-branch]

line number:[  ]

30.2.3	Service account:

Account name: [Xinjiang United Family Trading Co., Ltd.]

Account number: [*]

Opening Bank: [Tianshan District Sub-branch]

line number:[  ]

Article 31 Loan guarantee

The guarantor provides guarantee for the loan under this contract, and the guarantee content shall be subject to the provisions of the guarantee contract.

Article 32 Other agreed matters: [  ]

Article 3 3. This contract is made in [  ] originals, including the borrower, lender, guarantor, the notary public and / or the collateral registration authority shall hold one copy each, which shall have the same legal effect.

Clause 3 4 Contract No. The number of this contract is: [*].

(below are the signature pages)

(This page is a signature page)

Statement: The Lender has advised the Borrower, the mortgagor, the pledgor and / or the guarantor of the relevant provisions (especially the boldface terms), and the Lender has explained the concept, content and legal effect of the relevant provisions.

This person has known and understood the above terms and confirms that there is no misunderstanding or doubt about this contract.

The borrower, mortgagor, pledgor and / or guarantor in the corresponding signature column.

The borrower’s signature
Borrower and Legal Representative / Responsible Person / Authorized Agent (signature): Date of signing:
The mortgagor’s signature

Mortgagor and Legal Representative / Responsible Person / Authorized Agent (signature):

Date of signing:

(This page is a signature page)

The pledgee signs the column
Pledgor and Legal Representative / Responsible Person / Authorized Agent (signature): Date of signing:
The guarantor’s signature
Guarantor and Legal representative / Responsible Person / Authorized agent (signature and seal) Date of signing:

(This page is a signature page)

The lender’s signature
Principal (signature): The Lender (Signature and seal): Owner (signature and seal)
date of signature: November 2023	Signing location: subbranch